                                                                      Exhibit 16

                      [Letterhead of Parente Randolph, LLC]

                                                                  March 30, 2005

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

We have read the paragraph entitled "Change in and Disagreements with Accountants on Accounting and Financial Disclosure" of Item 8 of Form 10-KSB of FedFirst Financial Corporation filed with the Securities and Exchange Commission on or about March 31, 2005, and are in agreement with the statements concerning our Firm contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Parente Randolph, LLC

Pittsburgh, Pennsylvania